DISTRIBUTION AGREEMENT

                                     BETWEEN



                              THE MP 63 FUND, INC.

                                       AND



                         ORBITEX FUNDS DISTRIBUTOR, INC.

                              THE MP 63 FUND, INC.

                             DISTRIBUTION AGREEMENT


           AGREEMENT made this 26 day of April 2002, by and between The MP 63 FUND, INC., a Maryland corporation, having its principal office and place of business at 555 Theodore Fremd Avenue, Rye, New York, 10580 (the "Fund"), and Orbitex Funds Distributor, Inc., a Nebraska corporation having its principal office and place of business at One Station Place, Suite 30, Stamford, CT 06902 ("OFD").

           WHEREAS, the Fund is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and


           WHEREAS, OFD is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

           WHEREAS, the Fund desires that OFD offer, as principal underwriter, the Shares of the Fund to the public and OFD is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Fund and facilitate the distribution of the Shares;

           NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Fund and OFD hereby agree as follows.



1.         APPOINTMENT OF OFD AND DELIVERY OF DOCUMENTS

           (a) The Fund hereby appoints OFD, and OFD hereby agrees, to act as distributor of the Shares of the Fund for the period and on the terms set forth in this Agreement. In connection therewith, the Fund has delivered to OFD copies of

               (i) the Fund's Articles of Incorporation and Bylaws ("Organic Documents");

               (ii) the Fund's current Registration Statement;

               (iii) the Fund's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

               (iv) the Fund's current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, the "Prospectus");

               (v) any current plan of distribution or similar document adopted by the Fund under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Fund ("Service Plan").

           (b) The Fund shall promptly furnish OFD with:

               (i) all amendments of or supplements to the foregoing; and

               (ii) a certified copy of the resolution of the Board appointing OFD and authorizing the execution and delivery of this Agreement.

2.         EXCLUSIVE NATURE OF DUTIES

           (a) OFD shall be the exclusive representative of the Fund to act as distributor of the Fund except that the rights given under this Agreement to OFD shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Fund of securities to its shareholders (collectively "exempt transactions").

           (b) Notwithstanding the foregoing, OFD is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Fund. The Fund further understands that existing and future investors in the Fund may invest in shares of such other investment companies. The Fund agrees that the services that OFD provides to such other investment companies shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.         OFFERING OF SHARES

           (a) OFD shall have the right to buy from the Fund the Shares needed to fill unconditional orders for Shares of the Funds placed with OFD by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers' or on their own behalf. Alternatively, OFD may act as the Fund's agent, to offer, and to solicit offers to subscribe to, Shares of the Fund.

           (b) The price that OFD shall pay for Shares purchased from the Fund shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by OFD are to be resold by OFD to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 11 of this Agreement. The Fund will advise OFD of the NAV(s) each time that it is determined by the Fund, or its designated agent, and at such other times as OFD may reasonably request.



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


           (c) OFD will promptly forward all orders and subscriptions to the Fund or its designated agent. All orders and all subscriptions shall be directed to the Fund for acceptance and shall not be binding until accepted by the Fund. Any order or subscription may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Fund or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Fund or its designated agent of payment therefor, will issue such Shares in uncertificated form pursuant to the instructions of OFD. OFD agrees to cause such payment and such instructions to be delivered promptly to the Fund or its designated agent.


           (d) The Fund reserves the right to suspend the offering of Shares of the Fund at any time in the absolute discretion of the Board, and upon notice of such suspension OFD shall cease to offer Shares of the Fund specified in the notice.

           (e) No Shares shall be offered by either OFD or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current prospectus, as required by
Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Fund's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's Organic Documents or the prospectus applicable to the Shares.

4.         REPURCHASE OR REDEMPTION OF SHARES BY THE FUND

           (a) Any of the outstanding Shares of a Fund may be tendered for redemption at any time, and the Fund agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares.

           (b) The Fund or its designated agent shall pay:

               (i) the total amount of the redemption price consisting of the NAV less any applicable deferred sales charge to the redeeming shareholder or its agent, and


           (c) Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by the Fund is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of the Fund's net assets, or during any other period when the SEC so requires or permits.

5.         DUTIES AND REPRESENTATIONS OF OFD

           (a) OFD shall use reasonable efforts to facilitate the sale of Shares of the Fund upon the terms and conditions contained herein and in the then current Prospectus. OFD shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of OFD to the Fund hereunder are not to be deemed exclusive, and nothing herein contained shall prevent OFD from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

           (b) OFD will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of the Fund, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

           (c) OFD shall be responsible for reviewing and providing advice and counsel on, and filing with the NASD, all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds. In addition, OFD will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

           (d) All activities by OFD and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the NASD Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

           (e) In selling Shares of the Fund, OFD shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of OFD, any selected dealer, any selected agent or any other person is authorized by the Fund to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Fund or its agents.

           (f) OFD shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

           (g) OFD represents and warrants to the Fund that:

               (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business in the State of Nebraska;

               (ii) It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

               (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

               (iv) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

               (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of OFD, enforceable against OFD in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

               (vi) It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the NASD Rules, and it will notify the Fund if its membership in the NASD is terminated or suspended; and

               (vii) The performance by OFD of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

           (h) Notwithstanding anything in this Agreement, including the Schedules, to the contrary, OFD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

6.         DUTIES AND REPRESENTATIONS OF THE FUND

           (a) The Fund shall furnish to OFD copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund Business Days prior to such delivery and shall furnish OFD copies of all other financial statements, documents and other papers or information which OFD may reasonably request for use in connection with the distribution of Shares. The Fund shall make available to OFD the number of copies of the Fund's Prospectuses as OFD shall reasonably request.

           (b) The Fund shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Fund, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

           (c) The Fund will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as OFD may designate to the Fund and the Fund may approve, and the Fund shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that OFD shall not be required to register as a broker-dealer or file a consent to service of process in any State and the Fund shall not be required to qualify as a foreign corporation, Fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. OFD shall furnish such information and other material relating to its affairs and activities as the Fund requires in connection with such registration or qualification.

           (d) The Fund represents and warrants to OFD that:

               (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

               (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

               (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

               (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

               (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

               (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Fund , enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

               (vii) The performance by OFD of its obligations hereunder does not and will not contravene any provision of the Fund's Articles of Incorporation.

               (viii) The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds being offered for sale;

               (ix) The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

               (x) The Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectusare or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

               (xi) It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

               (xii) It shall not file any amendment to the Registration Statement or Prospectus without giving OFD reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional; and

               (xiii) Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

7.         INDEMNIFICATION OF OFD BY THE FUND

           (a) The Fund authorizes OFD and any dealers with whom OFD has entered into dealer agreements to use any Prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold OFD, its several officers and directors, and any person who controls OFD within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which OFD, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon

               (i) any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

               (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading, or

               (iii) the Fund's failure to maintain an effective Registration statement and Prospectus with respect to Shares of the Fund that are the subject of the claim or demand.

           (b) The Fund's agreement to indemnify OFD, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon

               (i) any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by OFD, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

               (ii) willful misfeasance, bad faith or gross negligence in the performance of OFD's duties, or by reason of OFD's reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

           (c) The Fund's agreement to indemnify OFD, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against OFD, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this Section.

           (d) The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by OFD, which approval shall not be unreasonably withheld. If the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by OFD, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse OFD, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

           (e) The Fund's indemnification agreement contained in this Section and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of OFD, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to OFD's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify OFD of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

8.         INDEMNIFICATION OF THE FUND BY OFD

           (a) OFD agrees to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands

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               (i) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or

               (ii) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by OFD to the Fund specifically for use in the Fund's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by OFD to the Fund and required to be stated in such answers or necessary to make such information not misleading.

           (b) OFD's agreement to indemnify the Fund, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon OFD's being notified of any action brought against the Fund, its officers or Directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to OFD at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

           (c) The failure to notify OFD of any such action shall not relieve OFD from any liability which its may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of OFD's indemnity agreement contained in this Section.

           (d) OFD will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by OFD and approved by the Fund, which approval shall not be unreasonably withheld. If OFD elects to assume the defense of any such suit and retain counsel of good standing approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case OFD does not elect to assume the defense of any such suit, OFD will reimburse the Fund, the Fund's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Fund or them.

           (e) OFD's indemnification agreement contained in this Section and OFD's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by OFD or on behalf of OFD, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Fundees, and their respective estates, and to the benefit of any controlling persons and their successors. OFD agrees promptly to notify the Fund of the commencement of any litigation or proceedings against OFD or any of its officers or directors in connection with the issue and sale of Shares.

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9.         NOTIFICATION BY THE FUND

           (a) The Fund agrees to advise OFD as soon as reasonably practical:

               (i) of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

               (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

               (iii) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

               (iv) of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC; and

               (v) if a current Prospectus is not on file with the SEC.

           For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

10.        COMPENSATION AND EXPENSES

           (a) In consideration of OFD's services in connection with the distribution of Shares of the Fund, OFD shall receive:

               (i) A minimum fee of $500 for the first portfolio and $500 per annum for any subsequent fund, portfolio, or class. This minimum fee shall be offset by fees and charges collected and retained by the Distributor. Fees and charges to be collected by the Distributor are as follow:

                    (A) any applicable sales charge assessed upon investors in connection with the purchase of Shares;

                    (B) from the Fund, the distribution services fees with
               respect to the Shares of those Classes as designated in Appendix A for which any Plan is effective (the "Distribution Fee"); and

                    (C) from the Fund, the shareholder services fees with
               respect to the Shares of those Classes as designated in Appendix A for which any Service Plan is effective (the "Shareholder Services Fee").

           (b) The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by the Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund Business Day after month-end, at the rate or in the amounts set forth in the Plan(s). The Fund grants and transfers to OFD a general lien and security interest in any and all securities and other assets of the Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Shareholder Service Fees owed OFD by the Fund under this Agreement.

           (c) The Fund shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

           (d) The Fund shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Fund, (but not OFD) as an issuer or as a broker or dealer, in such States as shall be selected by the Fund and OFD pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Fund decides to discontinue registration or qualification pursuant to
Section 6(c) hereof. OFD shall pay all expenses relating to OFD's broker-dealer qualification.

11.        SELECTED DEALER AND SELECTED AGENT AGREEMENTS

OFD shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Fund shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Selected dealers and selected agents shall resell Shares of the Fund at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, OFD shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of the NASD.

12.        CONFIDENTIALITY

OFD agrees to treat all records and other information related to the Fund as proprietary information of the Fund and, on behalf of itself and its employees, to keep confidential all such information, except that OFD may:

           (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

           (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

           (c) release such other information as approved in writing by the Fund, which approval shall not be unreasonably withheld;

provided, however, that OFD may release any information regarding the Fund without the consent of the Fund if OFD reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Fund.


13.        EFFECTIVENESS AND DURATION

(a) This Agreement shall become effective as of the date hereof and will continue for an initial one -year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

           (b) This agreement is terminable, without penalty, on not less than sixty days' notice, by the Board, by vote of a majority of the outstanding voting securities of such Fund, or by OFD.

           (c) This Agreement will automatically and immediately terminate in the event of its "assignment."

           (d) OFD agrees to notify the Fund immediately upon the event of OFD's expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of OFD's expulsion or suspension by the NASD.

14.        DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

           (a) The "Board" means the Board of Directors of the Fund.

           (b) "Fund Business Day" means any day on which the NAV of Shares of the Fund is determined as stated in the then current prospectus.

           (c) "NASD Rules" means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

           (a) "NAV" means the net asset value per Share of the Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

           (d) "Public Offering Price" means the price per Share of the Fund at which OFD or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Fund , determined in accordance with such Prospectus under the Securities Act relating to such Shares.

           (e) "Prospectus" means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

           (f) "Registration Statement" means the Fund's Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

           (g) "SEC" means the U.S. Securities and Exchange Commission.

           (h) "Securities Act" means the Securities Act of 1933, as amended.

           (i) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (j) "1940 Act" means the Investment Company Act of 1940, as amended.



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


           (k) The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

15.        MISCELLANEOUS

           (a) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

           (b) The laws of the State of New York shall govern this agreement without giving effect to principles of conflicts of laws.

           (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

THE MP 63 FUND, INC.                            ORBITEX FUNDS DISTRIBUTOR, INC.



By:  ___________________________               By:  ____________________________
       Vita Nelson                                  Ann Welsh
        President                                   Compliance Officer

                              THE MP 63 FUND, INC.


                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A
                    FUNDS TO BE SERVICED UNDER THIS AGREEMENT

                              THE MP 63 FUND, INC.



THE MP 63 FUND, INC.                             ORBITEX FUNDS DISTRIBUTOR, INC.


By:  ______________________________               By:  _________________________
       Vita Nelson                                     Ann Welsh
       President                                       Compliance Officer









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